Exhibit 10.44
2008 COMPENSATION INFORMATION FOR REGISTRANT’S EXECUTIVE OFFICERS
     The table below provides information regarding (i) the base salary of each executive officer of GTx, Inc. (the “Company”), effective as of January 1, 2008, and (ii) the target cash bonus award for each of the Company’s executive officers under the Company’s Executive Bonus Compensation Plan for fiscal 2008, expressed as a percentage of applicable base salary:

		2008 Annual	2008 Target
		Salary	Bonus
Executive Officer	Title	($)	(%)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board of Directors	500,000	50
Marc S. Hanover	President and Chief Operating Officer	435,000	45
Ronald A. Morton, Jr.	Vice President, Chief Medical Officer	430,500	30
James T. Dalton	Vice President, Preclinical Research and Development	311,879	30
Henry P. Doggrell	Vice President, General Counsel and Secretary	286,934	30
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	283,889	30
K. Gary Barnette	Vice President, Clinical Research and Development Strategy	251,160	30
Gregory A. Deener	Vice President, Sales and Marketing, Product Commercialization	245,700	30
Jeffery G. Hesselberg	Vice President, Regulatory Affairs	220,500	30
Christopher K. West	Vice President, Sales	200,000	30